UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

SomaLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40090	85-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 25, 2022 (the “Termination Date”), SomaLogic Operating Co., Inc. (“SomaLogic Opco”), a wholly owned subsidiary of SomaLogic, Inc. (the “Company”), agreed with Louisville 1 Industrial Owner, LLC (“Landlord 1”) and Louisville 2 Industrial Owner, LLC (“Landlord 2” and together with Landlord 1, collectively, the “Landlord”) to terminate that certain Lease Agreement between SomaLogic Opco and Landlord 1 relating to the lease of a building (“Building 1”) at 1350 South 96th Street in Louisville, Colorado (“Lease 1”) and that certain Lease Agreement between SomaLogic Opco and Landlord 2 relating to the lease of a building (“Building 2”) at 1452 South 96th Street in Louisville, Colorado (“Lease 2” and together with Lease 1, collectively, the “Leases”). Building 1 and Building 2, comprise 100,080 square feet and 98,640 square feet, respectively, of planned office, warehouse, laboratory and other space and was intended to serve as the Company’s future headquarters. The Company evaluated the cost of the Leases and determined that it would be in the best interest of the Company to terminate these agreements and maintain the location of its current headquarters at this time.

As consideration for the termination of the Leases, SomaLogic Opco agreed to pay to the Landlord a termination fee of $6,000,000.00 (the “Termination Fee”) to be paid as follows: (i) $2,500,000.00 on the Termination Date or within one business day of the Termination Date and (ii) $3,500,000.00 (the “Final Payment”) on January 2, 2023. In the event the Landlord enters into a subsequent lease agreement for either the entirety of Building 1 or the entirety of Building 2 with certain counterparties on or before January 2, 2023, then the Final Payment shall be reduced by $1,000,000.00 so that the total Termination Fee paid by SomaLogic Opco is $5,000,000.00. If SomaLogic Opco fails to make the Final Payment as and when due, interest shall thereafter accrue at a rate of 12% per annum until it is paid.

Under the terms of the Leases, SomaLogic Opco was required to deliver a letter of credit in the amount of approximately $2,000,000 for each of Lease 1 and Lease 2 to secure the obligations under each of the Leases (the “Security Deposit”). As a result of the termination of the Leases, the Security Deposit shall remain in place to guarantee the payment of the Termination Fee. The Security Deposit shall be released upon SomaLogic Opco’s full performance of the Termination Agreement, including full payment of the Termination Fee.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SomaLogic, Inc.
(Registrant)

By:	/s/ Ruben Gutierrez
Name:	Ruben Gutierrez
Title:	General Counsel

August 30, 2022

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